EXHIBIT (a)(1)(C)
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.
IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR. IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF SHARES (AS DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.
Notice of Guaranteed Delivery
For Tender of Shares of Common Stock
of
NOLAND COMPANY
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY , MAY 16, 2005, UNLESS THE OFFER IS EXTENDED.
      As set forth in Section 3, “Procedures for Accepting the Offer and Tendering Shares,” of the Offer to Purchase (as defined below), this form (or a manually signed facsimile hereof) must be used to accept the Offer (as defined below) if (i) share certificates evidencing Shares of common stock, par value $10.00 per Share (the “Shares”), of Noland Company, a Virginia corporation, are not immediately available, (ii) the procedures for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand to the Depositary, transmitted by facsimile transmission or mailed to the Depositary and must, if requested by the Depositary, include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in Section 3, “Procedures for Accepting the Offer and Tendering Shares,” of the Offer to Purchase.
The Depositary for the Offer is:
JPMorgan Trust Company, N.A.

By Mail:	By Overnight Delivery:	By Hand/Courier (9:00 a.m. - 5:00 p.m.):
JPMorgan Trust Company, N.A.	JPMorgan Trust Company, N.A.	JPMorgan Trust Company, N.A.
Institutional Trust Services	Institutional Trust Services	Institutional Trust Services
P.O. Box 2320	2001 Bryan Street 9th Floor	2001 Bryan Street 9th Floor
Dallas, Texas, 75221-2320	Dallas, Texas, 75201	Dallas, Texas, 75201
Attn: PAYMENTS	Attn: PAYMENTS	Attn: PAYMENTS
By facsimile transmission (for Eligible Institutions only)
(214) 468-6494

For telephone assistance please call
(800) 275-2048

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:
      The undersigned hereby tenders to Winvest Inc., a Virginia corporation and a wholly-owned subsidiary of Primus Inc. (dba WinWholesale Inc.), a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 19, 2005 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedures for Accepting the Offer and Tendering Shares,” of the Offer to Purchase.
Signature(s):

Name(s) of Record Holder(s):

Please Print or Type
Number of Shares:

Certificate Number(s) (if available):

Dated: ______________________________ , 2005
Address(es):

Include Zip Code
Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by book-entry transfer:     ☐
Account Number:

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THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE
(Not to be used for signature guarantee)
      The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within three Nasdaq SmallCap Market trading days after the date hereof.

Name of Firm:	Name: ---------------------------------------- (Authorized Signature)
Address:	Title:

Zip Code:	Zip Code:

Area Code and Telephone Number:	Date:

NOTE:	DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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